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                                                                     EXHIBIT 5.1

                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 735-8600
                            FACSIMILE (212) 735-8708

March 31, 2000

Cytoclonal Pharmaceutics Inc.
9000 Harry Hines Boulevard
Dallas, Texas 75235

     Re: Registration Statement on Form S-3

Dear Sirs:

     We refer to Registration Statement on Form S-3 (the "Registration Statement") filed by you, Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission thereby registering an aggregate of 1,143,408 shares of common stock, $.01 par value per share (the "Common Stock"), 194,909 class C warrants (the "Class C Warrants") and 389,818 class D warrants (the "Class D Warrants").

     We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

     Based upon the foregoing, we are of the opinion that:

          1. The Class C Warrants have been duly and validly authorized and when sold, paid for and issued upon the exercise of the Unit Purchase Options in accordance with the terms of the Unit Purchase Options, will be duly and validly issued, fully paid and nonassessable.

          2. The Class D Warrants have been duly and validly authorized and when sold, paid for and issued upon exercise of the Unit Purchase Options and the Class C Warrants in accordance with the terms of the Unit Purchase Option, will be duly and validly issued, fully paid and non-assessable.

          3. The Common Stock has been duly and validly authorized and when sold, paid for and issued upon the exercise of the Unit Purchase Options, Class C Warrants and Class D Warrants in accordance with the terms of the Unit Purchase Option, will be duly and validly issued, fully paid and nonassessable.

          4. The Common Stock issuable upon exercise of the options and warrants described in the Registration Statement has been duly and validly authorized and when sold, paid for and issued in accordance with the terms of such options and warrants will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion in the above-mentioned Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                  Very truly yours,

                                  /s/ MORRISON COHEN SINGER & WEINSTEIN, LLP
                                  ----------------------------------------------
                                  Morrison Cohen Singer & Weinstein, LLP

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